Exhibit 23.3

                                    CONSENT

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-60311) and related Prospectus of Players International, Inc. for the registration of 193,452 shares of its common stock and to the incorporation by reference therein of our report dated May 19, 1995, with respect to the consolidated financial statements of Players International , Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 18, 1995